UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2014, Viasystems, Inc., a wholly owned subsidiary of Viasystems Group, Inc., (the “Company”), issued $50 million aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “Notes”) pursuant to a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) which amended and supplemented the existing indenture dated as of April 30, 2012 among Viasystems, Inc., Viasystems Group, Inc., the guarantor parties thereto and the Trustee, as previously amended by supplemental indentures dated as of May 2, 2012, June 27, 2012 and April 9, 2014.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture which is attached hereto as Exhibit 4.1 and the contents thereof are incorporated herein by reference.

Item 8.01. Other Events.

On April 15, 2014, the Company issued a press release announcing that Viasystems, Inc., a wholly owned subsidiary of Viasystems, has accepted consents for the previously announced solicitation of consents from holders of its 7.875% Senior Secured Notes due 2019. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of April 15, 2014, among Viasystems Group, Inc., Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

99.1	Press release issued by the Company entitled “Viasystems Announces Results Of Consent Solicitation For 7.875% Senior Secured Notes Due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and General Counsel

Date: April 15, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of April 15, 2014, among Viasystems Group, Inc., Viasystems, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

99.1	Press release issued by the Company entitled “Viasystems Announces Results Of Consent Solicitation For 7.875% Senior Secured Notes Due 2019.”